Exhibit 99.1

Crystal River Capital, Inc.

Three World Financial Center
200 Vesey Street, 10th Floor
New York, New York 10281-1010

FOR IMMEDIATE RELEASE

WEDNESDAY, FEBRUARY 25, 2009

Crystal River’s management will host a dial-in teleconference to review its fourth quarter and full year 2008 financial results on February 26, 2009 at 4:30 p.m. (EST). The teleconference can be accessed by dialing 866-288-0543 or 913-981-4902 (International). A replay of the recorded teleconference will be available through March 12, 2009. The replay can be accessed by dialing 888-203-1112 or 719-457-0820 (International) and entering passcode 7984693. A live audio webcast of the call will be accessible on the Company’s website, www.crystalriverreit.com, via a link from the Investor Relations section. A replay of the audio webcast will be archived in the Investor Relations section of the Company’s website.

CRYSTAL RIVER REPORTS FOURTH QUARTER AND FULL YEAR 2008 FINANCIAL RESULTS

DECLARES FIRST QUARTER 2009 DIVIDEND OF $0.10 PER SHARE

NEW YORK, NY—February 25, 2009—Crystal River Capital, Inc. (“Crystal River” or the “Company”) (OTCBB: CYRV) today announced its results for the quarter and the year ended December 31, 2008.

Separately, the Company announced that its Board of Directors has declared a first quarter 2009 dividend of $0.10 per share.

For additional information, please refer to Crystal River’s letter to stockholders, which has been posted to the Investor Relations section of the Company’s website at www.crystalriverreit.com.

I.            FOURTH QUARTER UPDATE

•                  Liquidity and leverage update: Crystal River continued its focus on reducing leverage by eliminating its repurchase agreement debt at December 31, 2008. The amount drawn under the Company’s revolving credit facility was reduced to $32.9 million at December 31, 2008 from $41.4 million at September 30, 2008.

•                  Operating results: The net loss for the quarter ended December 31, 2008 totaled $37.1 million, or $1.48 per share. Operating Earnings (defined below) for the quarter ended December 31, 2008 totaled $17.1 million, or $0.68 per share, compared to $17.3 million, or $0.70 per share, for the fourth quarter of 2007 and $13.9 million, or $0.56 per share, for the third quarter of 2008. The increase over the third quarter of 2008 was primarily attributable to the receipt of principal payments on previously written-off residential mortgage-backed securities.

•                  Dividend: Cash flow from operations for the fourth quarter represented in excess of three times coverage of the quarterly dividend of approximately $2.5 million, and the remainder was used to pay down liabilities.

•                  Portfolio activity: Crystal River sold a mezzanine loan for $11.4 million that the Company had previously designated for sale. The proceeds from the sale were used to repay debt.

Discussion of Fourth Quarter Results

Net Investment Income (defined below) for the quarter ended December 31, 2008 totaled $21.4 million compared to Net Investment Income of $19.9 million for the fourth quarter of 2007 and Net Investment Income of $18.3 million for the third quarter of 2008. The increase over the third quarter of 2008 was primarily attributable to the receipt of principal payments on previously written-off residential mortgage-backed securities.

The net loss for the quarter ended December 31, 2008 totaled $37.1 million, or $1.48 per share, compared to a net loss of $250.4 million, or $10.10 per share, for the fourth quarter of 2007 and a net loss of $56.7 million, or $2.28 per share, for the third quarter of 2008. The primary contributors to the fourth quarter 2008 net loss were a $30.6 million impairment charge against the Company’s available-for-sale securities and realized and unrealized losses on derivatives totaling $26.5 million, which was partially offset by operating earnings for the quarter and a $10.8 million net increase in assets and liabilities valued under fair value option. Finally, the Company also recorded a $6.2 million loan loss allowance on its real estate loan holdings during the quarter ended December 31, 2008.

Discussion of Full Year Results

Net Investment Income for the year ended December 31, 2008 increased to $85.9 million compared to Net Investment Income of $81.9 million for the year ended December 31, 2007. Operating Earnings for the year ended December 31, 2008 totaled $67.1 million, or $2.70 per share, compared to Operating Earnings of $69.9 million, or $2.80 per share, for the year ended December 31, 2007. The increase in Net Investment Income for 2008 was mainly due to an increase in rental income from the Company’s commercial properties. The decrease in Operating Earnings for 2008 was primarily due to lower interest income resulting from the sale of Crystal River’s Agency MBS portfolio in the first half of 2008.

The net loss for the year ended December 31, 2008 totaled $307.1 million, or $12.35 per share, compared to a net loss of $345.9 million, or $13.86 per share, for the year ended December 31, 2007. The primary contributors to the net loss for 2008 were non-cash impairment charges of $142.9 million, a $123.7 million net decrease in assets and liabilities valued under fair value option and $70.7 million of realized and unrealized losses on derivatives, which was partially offset by operating earnings for the year. Finally, the Company also recorded a $27.1 million loan loss allowance on its real estate loan holdings during the year ended December 31, 2008.

Dividend Information

Crystal River announced that its Board of Directors declared a cash distribution for the quarter ended March 31, 2009 of $0.10 per share of common stock. The cash distribution will be paid on April 30, 2009 to stockholders of record as of the close of business on March 31, 2009.

In setting the dividend, the Board of Directors considered a number of factors, including, but not limited to, operating results, taxable income and REIT qualification requirements, available tax losses, economic conditions, capital requirements, liquidity, retention of capital and other operating trends. Given the variability of these considerations, the Board of Directors will continually reevaluate these factors when determining future dividends.

About Crystal River

Crystal River Capital, Inc. (OTCBB: CYRV) is a specialty finance REIT. The Company invests in commercial real estate, real estate loans, and real estate—related securities, such as commercial and residential mortgage-backed securities. For more information, visit www.crystalriverreit.com.

COMPANY CONTACT

Marion Hayes

Investor Relations

Crystal River Capital, Inc.

(212) 549-8413

mhayes@crystalriverreit.com

[CRZ-F]

II.        CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheets

	December 31,	September 30,	December 31,
	2008	2008	2007
($ in thousands, except share and per share data)	(unaudited)	(unaudited)
ASSETS
Available-for-sale securities, at fair value	$72,916	$191,367	$1,815,246
Real estate loans	9,034	11,069	170,780
Real estate loans held for sale	5,058	20,375	—
Commercial real estate, net	228,259	229,885	234,763
Other investments	1,550	1,550	37,761
Intangible assets	75,541	76,949	81,174
Cash and cash equivalents	6,239	7,035	27,521
Restricted cash	26,107	26,924	68,706
Receivables	7,292	7,170	15,326
Rent enhancement receivable, related party	13,828	14,451	16,311
Prepaid expenses and other assets	939	1,097	540
Deferred financing costs, net	1,533	1,553	10,750
Derivative assets	5	5	560
Total Assets	$448,301	$589,430	$2,479,438
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Accounts payable, accrued expenses and other	$2,652	$2,666	$1,817
Due to manager	—	57	678
Dividends payable	2,511	2,498	16,828
Intangible liabilities	72,265	73,635	77,745
Repurchase agreements	—	8,335	1,276,121
Collateralized debt obligations (1)	45,429	153,362	486,608
Junior subordinated notes	51,550	51,550	51,550
Mortgages payable	219,380	219,380	219,380
Senior mortgage-backed notes, related party	—	—	99,815
Secured revolving credit facility, related party	32,920	41,420	67,319
Interest payable	1,357	2,457	9,256
Derivative liabilities	57,646	32,320	61,729
Total Liabilities	485,710	587,680	2,368,846
Commitments and contingencies
Stockholders’ Equity (Deficit)
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized, no shares issued and outstanding	—	—	—
Common stock, $0.001 par value, 500,000,000 shares authorized, 24,905,252; 24,875,282; and 24,704,945 shares issued and outstanding, respectively	25	25	25
Additional paid-in capital	564,560	564,441	562,930
Accumulated other comprehensive loss	(9,815)	(10,171)	(15,481)
Accumulated deficit	(592,179)	(552,545)	(436,882)
Total Stockholders’ Equity (Deficit)	(37,409)	1,750	110,592
Total Liabilities and Stockholders’ Equity (Deficit)	$448,301	$589,430	$2,479,438

(1)                               Fair value at December 31, 2008, and September 30, 2008; cost at December 31, 2007.

Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended			Year ended
($ in thousands, except share and per share data)	Dec. 31, 2008	Sept. 30, 2008	Dec. 31, 2007	Dec. 31, 2008	Dec. 31, 2007

Revenues
Interest income – available-for-sale securities	$24,092	$21,069	$40,158	$109,453	$194,130
Interest income – real estate loans	812	936	3,839	6,567	17,080
Other interest and dividend income	124	185	1,513	1,196	8,709
Total interest and dividend income	25,028	22,190	45,510	117,216	219,919
Rental income, net	5,614	5,399	5,554	22,225	16,210
Total revenues	30,642	27,589	51,064	139,441	236,129

Expenses
Interest expense	9,241	9,302	31,579	53,543	156,797
Management fees, related party	(102)	243	781	1,226	6,378
Professional fees	948	480	1,061	2,681	3,904
Depreciation and amortization	3,022	3,022	3,023	12,088	8,948
Incentive fees	—	—	—	—	124
Insurance expense	372	480	264	1,662	936
Directors’ fees	85	86	182	451	695
Public company expense	150	105	65	668	522
Commercial real estate expenses	356	348	334	1,541	1,011
Provision for loss on real estate loans	6,223	4,401	4,500	27,073	4,500
Other expenses	126	237	273	1,285	700
Total expenses	20,421	18,704	42,062	102,218	184,515

Other Revenues (Expenses)
Realized net gain (loss) on sale of available-for-sale securities, real estate loans and other investments	(215)	97	(376)	(5,166)	(1,698)
Realized and unrealized loss on derivatives	(26,496)	(6,152)	(45,100)	(70,679)	(84,951)
Impairment of available-for-sale securities	(30,576)	(26,876)	(213,945)	(142,916)	(317,931)
Net change in assets and liabilities valued under fair value option	10,800	(32,305)	—	(123,708)	—
Foreign currency exchange gain	—	—	—	—	4,292
Income (loss) from equity investments	—	—	431	(40)	2,610
Other	(857)	(397)	(426)	(1,806)	186
Total other expenses	(47,344)	(65,633)	(259,416)	(344,315)	(397,492)

Net Loss	$(37,123)	$(56,748)	$(250,414)	$(307,092)	$(345,878)

Net loss per share – basic and diluted	$(1.48)	$(2.28)	$(10.10)	$(12.35)	$(13.86)
Weighted average shares of common stock outstanding:
Basic and diluted	25,022,733	24,882,612	24,783,624	24,866,206	24,962,708
Dividends declared per share ofcommon stock	$0.10	$0.10	$0.68	$1.18	$2.72

Net Investment Income (Unaudited)

	Three months ended			Year ended
($ in thousands,	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
except share and per share data)	2008	2008	2007	2008	2007

Total interest and dividend income	$25,028	$22,190	$45,510	$117,216	$219,919
Rental income, net	5,614	5,399	5,554	22,225	16,210
Income (loss) from equity investments	—	—	431	(40)	2,610
Interest expense	(9,241)	(9,302)	(31,579)	(53,543)	(156,797)

Net Investment Income	$21,401	$18,287	$19,916	$85,858	$81,942
Net Investment Income Per Share	$0.86	$0.73	$0.80	$3.45	$3.28
Weighted average shares of common stock outstanding:
Basic and diluted	25,022,733	24,882,612	24,783,624	24,866,206	24,962,708

Reconciliation of Net Loss to Operating Earnings (Unaudited)

	Three months ended			Year ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
($ in thousands, except share and per share data)	2008	2008	2007	2008	2007
Net Loss	$(37,123)	$(56,748)	$(250,414)	$(307,092)	$(345,878)

Realized net (gain) loss on sale ofavailable-for-sale securities, realestate loans, and other investments	215	(97)	376	5,166	1,698
Realized and unrealized loss on derivatives	26,496	6,152	45,100	70,679	84,951
Impairment of available-for-sale securities	30,576	26,876	213,945	142,916	317,931
Net change in assets and liabilities valued under fair value option	(10,800)	32,305	—	123,708	—
Provision for loss on real estate loans	6,223	4,401	4,500	27,073	4,500
Foreign currency exchange gain	—	—	—	—	(4,292)
Depreciation and amortization	3,022	3,022	3,023	12,088	8,948
Cash settlements on economic hedges that did not qualify for hedge accounting treatment	(1,530)	(2,026)	801	(7,418)	2,059

Operating Earnings	$17,079	$13,885	$17,331	$67,120	$69,917
Operating Earnings Per Share	$0.68	$0.56	$0.70	$2.70	$2.80
Weighted average number of shares outstanding:
Basic and diluted	25,022,733	24,882,612	24,783,624	24,866,206	24,962,708

Comprehensive Loss (Unaudited)

	Three months ended			Year ended
($ in thousands)	Dec. 31, 2008	Sept. 30, 2008	Dec. 31, 2007	Dec. 31, 2008	Dec. 31, 2007

Net Loss	$(37,123)	$(56,748)	$(250,414)	$(307,092)	$(345,878)

Changes in OCI - securities available for sale (1)	(112)	(1,033)	96,333	(7,344)	6,176
Realization of deferred unrealized (gains) losses on cash flow hedges	—	—	(21,510)	13,181	(32,642)
Amortization of net (gain) loss on cash flow hedges into interest expense	468	586	(511)	1,499	(2,227)
Comprehensive Loss	$(36,767)	$(57,195)	$(176,102)	$(299,756)	$(374,571)

(1)  Represents reclassification from OCI (“Other Comprehensive Income”) to impairment of available-for-sale securities.

III.         SUPPLEMENTAL INFORMATION

Total Investment Portfolio at December 31, 2008

The following table summarizes the Company’s investment portfolio at December 31, 2008, September 30, 2008, and December 31, 2007:

	December 31, 2008		September 30, 2008		December 31, 2007
	Carrying		Carrying		Carrying
($ in millions)	Value	% Total	Value	% Total	Value	% Total
Available for sale securities
Agency MBS	$—	—	$—	—	$1,246.7	55.2%
CMBS	58.1	18.3%	158.7	34.9%	399.4	17.7%
Prime RMBS	9.2	2.9%	22.7	5.0%	115.7	5.1%
Subprime RMBS	5.6	1.8%	10.0	2.2%	52.7	2.3%
Preferred stock	0.0	0.0%	0.0	0.0%	0.7	0.1%
Direct real estate loans
Construction loans	0.4	0.1%	2.7	0.6%	20.9	0.9%
Mezzanine loans (1)	11.2	3.5%	26.2	5.8%	31.8	1.4%
Whole loans	2.5	0.8%	2.5	0.6%	118.1	5.2%
Real estate finance fund	—	—	—	—	36.2	1.6%
Commercial real estate–owned (2)	228.3	72.1%	229.9	50.6%	234.8	10.4%
Other	1.6	0.5%	1.6	0.3%	1.6	0.1%
Total	$316.9	100.0%	$454.3	100.0%	$2,258.6	100.0%

(1)  Includes one loan in the amount of $5.1 million held for sale.

(2)  Excludes intangible assets.

Fourth Quarter 2008 Securities Roll-Forward Table

The table below details the impact of purchases and sales, principal paydowns, premium and discount amortization, and market value adjustments on our available-for-sale securities during the fourth quarter of 2008:

($ in millions)	CMBS	Prime RMBS	Subprime RMBS	Total Portfolio
Carrying Value September 30, 2008	$158.7	$22.7	$10.0	$191.4
Sales	—	—	—	—
Principal paydowns	0.5	(0.3)	(0.6)	(0.4)
Principal loss	(0.5)	(0.3)	(0.1)	(0.9)
Amortization	1.0	1.8	0.4	3.2
Market value adjustments:
CDO assets	(78.7)	(8.5)	(2.5)	(89.7)
Non-CDO assets	(22.8)	(6.3)	(1.5)	(30.6)
OCI	(0.1)	0.1	(0.1)	(0.1)
Carrying Value December 31, 2008	$58.1	$9.2	$5.6	$72.9

Full Year 2008 Securities Roll-Forward Table

The table below details the impact of purchases and sales, principal paydowns, premium and discount amortization, and market value adjustments on our available-for-sale securities during the year ended December 31, 2008:

($ in millions)	Agency MBS	CMBS	Prime RMBS	Subprime RMBS	Preferred Stock	Total Portfolio
Carrying Value December 31, 2007	$1,246.7	$399.4	$115.7	$52.7	$0.7	$1,815.2
Sales	(1,178.0)	(4.2)	—	—	—	(1,182.2)
Principal paydowns	(60.4)	0.2	(6.1)	(2.7)	—	(69.0)
Principal loss	—	(0.5)	(1.1)	(0.2)	—	(1.8)
Amortization	(0.4)	8.6	6.3	4.1	—	18.6
Market value adjustments:
CDO assets	—	(266.8)	(59.2)	(31.7)	—	(357.7)
Non-CDO assets	—	(79.1)	(46.3)	(16.4)	(1.1)	(142.9)
OCI	(7.9)	0.5	(0.1)	(0.2)	0.4	(7.3)
Carrying Value December 31, 2008	$—	$58.1	$9.2	$5.6	$—	$72.9

COMMERCIAL REAL ESTATE (“CRE”) INVESTMENT PORTFOLIO

At December 31, 2008, Crystal River’s CRE investment portfolio totaled $231.5 million. The CRE portfolio consists of three high-quality office buildings 100% leased on a triple-net basis to JPMorgan Chase. The buildings are financed with long-term fixed-rate mortgage loans.

CRE investment portfolio at December 31, 2008:

Location	Tenant	Year of Lease Expiry	Total Area (000s Sq. Ft.)	Book Value (1) (Millions)	Mortgage Debt (Millions)	Net Book Equity (Millions)
Houston, Texas	JPMorgan Chase	2021	428.6	$60.3	$53.4	$6.9
Arlington, Texas	JPMorgan Chase	2027	171.5	21.4	20.9	0.5
Phoenix, Arizona	JPMorgan Chase	2021	724.0	149.8	145.1	4.7
Total CRE			1,324.1	$231.5	$219.4	$12.1

(1)  Book value includes intangible assets and intangible liabilities, but excludes rent-enhancement and straight-line rent receivables.

REAL ESTATE LOAN INVESTMENT PORTFOLIO

At December 31, 2008, Crystal River’s real estate loan portfolio, which consists of two mezzanine loans (one of which is held for sale), a construction loan and a whole loan, totaled $14.1 million and had a weighted average interest rate of 9.3%. Crystal River recorded a $6.2 million loan loss allowance on its real estate loan holdings during the quarter ended December 31, 2008. Finally, the Company sold a mezzanine loan for $11.4 million in the fourth quarter of 2008 that the Company had previously designated for sale. The proceeds from the sale were used to repay debt.

Real estate loan portfolio at December 31, 2008:

	Mezzanine Loans		Construction Loans			Whole Loans		Total / WA(1)
($ in millions)	Fixed	Floating	Fixed		Floating	Fixed	Floating	Fixed		Floating
Outstanding Face Amount	$17.2	$—	$14.6		$—	$—	$2.5	$31.8		$2.5
Carrying Value	11.2	—	0.4		—	—	2.5	11.6		2.5
Amortized Cost	17.2	—	14.6		—	—	2.5	31.8		2.5
Fair Value	11.0	—	0.4		—	—	2.2	11.4		2.2
Number of Loans	2	—	1		—	—	1	3		1
Number of loans that are delinquent	—	—	1		—	—	—	1		—
WA Fixed Rate	10.06%	—	16.00	%(3)	—	—	n/a	10.06	%(4)	n/a
WA Floating Rate: Spread over LIBOR(2)	n/a	—	n/a		—	—	3.25%	n/a		3.25%

(1)       Weighted Average (“WA”).

(2)       London Interbank Offered Rate (“LIBOR”).

(3)       Construction loan has been placed on non-accrual status.

(4)       Excludes 16.00% WA fixed rate for construction loan.

CMBS INVESTMENT PORTFOLIO

CMBS portfolio by credit rating at December 31, 2008:

			Weighted Average
($ in millions)	Amortized Cost	Carrying Value	Yield(1)	Term (Yrs) (2)
BBB	$17.9	$17.9	60.5%	8.3
BB	16.2	16.2	79.1%	9.2
B	10.4	10.4	75.0%	6.4
Below B	12.8	13.6	110.3%	3.8
Total CMBS	$57.3	$58.1	79.9%	7.2

(1)       Yield is the calculated internal rate of return based on amortized cost and expected loss-adjusted cash flows.

(2)       Refers to the loss-adjusted weighted average remaining life.

Credit characteristics of CMBS portfolio by vintage at December 31, 2008:

CDO Assets:

Vintage	WA Rating(1)	Original Face Amount	Outstanding Face Amount	Carrying Value	Principal Subordination	Delinquency 60+/FC/REO(2)	Cumulative Loss to Date(3)
Pre-2005	B	$2.8	$2.8	$0.5	3.61%	1.54%	0.00%
2005	B+	244.8	244.8	23.3	2.61%	0.81%	0.00%
2006	B+	248.3	248.3	17.9	2.29%	0.45%	0.00%
2007	BB	27.9	27.9	1.8	2.70%	0.15%	0.00%
Total CMBS	B+	$523.8	$523.8	$43.5	2.47%	0.60%	0.00%

(1)       Rounded to nearest rating.

(2)       “60+” means that a payment on an underlying collateral loan is more than 60 days past due; “FC” means that the collateral underlying the loan is under foreclosure; “REO” means that the collateral underlying the loan has been foreclosed and is owned by the issuing trust.

(3)       Actual losses based on securities we own; based on original face amount.

Non-CDO Assets:

Vintage	WA Rating	Original Face Amount	Outstanding Face Amount	Carrying Value	Principal Subordination	Delinquency 60+/FC/REO	Cumulative Loss to Date
2005	NR	$50.8	$43.3	$2.3	0.21%	0.85%	14.82%
2006	CC+	119.6	119.6	6.3	0.60%	0.54%	0.00%
2007	CCC-	132.8	132.8	6.0	1.17%	0.40%	0.00%
Total CMBS	CC+	$303.2	$295.7	$14.6	0.78%	0.53%	2.48%

PRIME RMBS INVESTMENT PORTFOLIO

Prime RMBS portfolio by credit rating at December 31, 2008:

			Weighted Average
($ in millions)	Amortized Cost	Carrying Value	Yield	Term (Yrs)
BB and above	$2.3	$2.3	95.9%	8.2
B	2.5	2.5	447.4%	4.4
Below B	4.3	4.4	1077.8%	3.4
Total Prime RMBS	$9.1	$9.2	652.3%	4.9

Credit Characteristics of Prime RMBS portfolio by vintage at December 31, 2008:

CDO Assets:

Vintage	WA Rating	Original Face Amount	Outstanding Face Amount	Carrying Value	Principal Subordination	Delinquency 60+/FC/REO	Cumulative Loss to Date
2003	B	$1.9	$1.8	$0.5	0.23%	0.37%	0.00%
2004	CCC+	18.8	12.7	0.9	1.67%	9.73%	0.10%
2005	CCC+	92.9	74.0	3.2	1.24%	11.36%	1.71%
Total Prime RMBS	CCC+	$113.6	$88.5	$4.6	1.28%	10.91%	1.47%

Non-CDO Assets:

Vintage	WA Rating	Original Face Amount	Outstanding Face Amount	Carrying Value	Principal Subordination	Delinquency 60+/FC/REO	Cumulative Loss to Date
2003	NR	$1.9	$1.8	$0.3	0.00%	0.37%	0.68%
2004	NR	3.0	1.8	0.1	0.00%	1.62%	36.14%
2005	CC	94.0	69.7	3.3	0.54%	6.88%	10.31%
2006	CC	4.5	4.3	0.2	0.63%	1.91%	0.16%
2007	CC	19.1	17.1	0.7	0.16%	1.83%	11.36%
Total Prime RMBS	CC	$122.5	$94.7	$4.6	0.45%	5.52%	9.68%

SUBPRIME RMBS INVESTMENT PORTFOLIO

Subprime RMBS portfolio by credit rating at December 31, 2008:

			Weighted Average
($ in millions)	Amortized Cost	Carrying Value	Yield	Term (Yrs)
BBB	$2.4	$2.4	304.2%	3.4
BB	0.2	0.2	194.4%	4.5
B	0.3	0.3	45.0%	16.4
Below B	2.7	2.7	316.7%	4.3
Total Subprime RMBS	$5.6	$5.6	293.0%	4.6

Credit Characteristics of Subprime RMBS portfolio by vintage at December 31, 2008:

CDO Assets:

Vintage	WA Rating	Original Face Amount	Outstanding Face Amount	Carrying Value	Principal Subordination	Delinquency 60+/FC/REO	Cumulative Loss to Date
2005	CCC-	$78.8	$62.3	$2.9	4.58%	30.07%	1.89%
Total Subprime RMBS	CCC-	$78.8	$62.3	$2.9	4.58%	30.07%	1.89%

Non-CDO Assets:

Vintage	WA Rating	Original Face Amount	Outstanding Face Amount	Carrying Value	Principal Subordination	Delinquency 60+/FC/REO	Cumulative Loss to Date
2005	C	$26.2	$24.7	$0.9	1.12%	29.89%	0.73%
2006	CC	25.2	24.4	1.3	4.20%	30.36%	0.00%
2007	C	9.1	9.1	0.5	2.06%	26.42%	0.00%
Total Sub-prime RMBS	C	$60.5	$58.2	$2.7	2.56%	29.54%	0.30%

Financing Details

The following table shows the Company’s available-for-sale securities, real estate loans, other investments and other assets as of December 31, 2008 and the different lines used to finance such assets, categorized by (i) CDO debt, (ii) other term debt, such as mortgage loans on commercial real estate and trust preferred securities and (iii) the Company’s secured revolving credit facility:

		Debt
	Assets	CDO	Other Term	Funding
($ in millions)	Carrying Value	Debt (1)	Debt	Facility
CMBS	$58.1	$38.5	$—	$2.0
Prime RMBS	9.2	4.3	—	—
Subprime RMBS	5.6	2.6	—	—
Real estate loans	14.1	—	—	15.4
Commercial real estate	228.3	—	219.4	15.5
Trust Preferred Securities	—	—	51.6	—
Other	133.0	—	—	—
Total	$448.3	$45.4	$271.0	$32.9

(1)                         CDO debt has been allocated based upon the asset mix within the Company’s CDOs.

CDO and Non-CDO Assets

The table below summarizes the breakdown of our available-for-sale securities between assets held by non-recourse securitization subsidiaries financed by CDO debt and assets held directly at December 31, 2008:

($ in millions)	Consolidated Carrying Value	CDO Assets	Non-CDO Assets
CMBS	$58.1	$43.5	$14.6
Prime RMBS	9.2	4.6	4.6
Subprime RMBS	5.6	2.9	2.7
Total	$72.9	$51.0	$21.9

Our securitized assets are held by two non-recourse securitization subsidiaries financed by CDO debt.  The table below details the assets and liabilities of these securitizations at December 31, 2008:

($ in millions)	Consolidated Outstanding Face Amount	Consolidated Carrying Value	CDO I	CDO II
CMBS	$523.8	$43.5	$10.0	$33.5
Prime RMBS	88.5	4.6	4.6	—
Subprime RMBS	62.3	2.9	2.9	—
Receivables, cash and other assets	—	8.3	5.7	2.6
Collateralized debt obligations	(467.0)	(45.4)	(16.2)	(29.2)
Derivative and other liabilities, net	—	(38.8)	(4.8)	(34.0)
Net Equity	$207.6	$(24.9)	$2.2	$(27.1)

OTHER INFORMATION

The Company will file a Form 10-K for the year ended December 31, 2008 with the Securities and Exchange Commission. Please read the Form 10-K carefully as it will contain Crystal River’s consolidated financial statements and notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations. The Form 10-K also will be made available under the Investor Relations section of Crystal River’s website at www.crystalriverreit.com.

Definition of Operating Earnings

This press release and accompanying financial information make reference to Operating Earnings on a total and per share basis. The Company considers its Operating Earnings to be income after operating expenses but before loan loss provisions, realized and unrealized gains and losses, hedge ineffectiveness, foreign currency exchange impact, loss on impairment of assets, commercial real estate depreciation and amortization and net change in assets and liabilities valued under fair value option. The Company believes Operating Earnings provides useful information to investors because it views Operating Earnings as an effective indicator of the Company’s profitability and financial performance over time. Operating Earnings can and will fluctuate based on changes in asset levels, funding rates, available reinvestment rates, expected losses on credit-sensitive positions and the return on the Company’s investments as the underlying assets are carried at estimated fair value. The Company has provided the components of Operating Earnings and a full reconciliation from net loss to Operating Earnings with the financial statements accompanying this press release. Operating Earnings is a non-GAAP measure that does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.

Definition of Net Investment Income

This press release and accompanying financial information make reference to Net Investment Income. The Company considers its Net Investment Income to be total revenues including income from equity investments less interest expense. The Company believes Net Investment Income provides useful information to investors because it represents the largest component of the Company’s Operating Earnings, which management believes is an effective indicator of the Company’s profitability and financial performance over time. The Company provides the components of Net Investment Income with the financial statements accompanying this press release. Net Investment Income is a non-GAAP measure that does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.

Forward-Looking Information

This news release, and our public documents to which we refer, contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to our future financial results and future dividend payments. Forward-looking statements that are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” “should,” “intend,” or similar terms or variations on those terms or the negative of those terms. Although we believe that the expectations contained in any forward-looking statement are based on reasonable assumptions, we can give no assurance that our expectations will be attained. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, changes in interest rates, changes in yield curve, changes in prepayment rates, the effectiveness of our hedging strategies, the availability of mortgage-backed securities and other targeted investments for purchase and origination, the availability and cost of capital for financing future investments and, if available, the terms of any such financing, changes in the market value of our assets, future margin reductions and the availability of liquid assets to post additional collateral, changes in business conditions and the general economy, competition within the specialty finance sector, changes in government regulations affecting our business, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, and other risks disclosed from time to time in our filings with the Securities and Exchange Commission. For more information on the risks facing the Company, see the risk factors in Exhibit 99.1 to our Form 10-Q for the period ended September 30, 2008, filed with the SEC on November 7, 2008, and the risk factors in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 that we expect to file with the SEC by 5:30 pm on March 16, 2009. We do not undertake, and specifically disclaim any obligation, to publicly release any update or supplement to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.